Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 16, 2015, with respect to the financial statements included in the Annual Report of the Hanesbrands Inc. Hourly Retirement Savings Plan of Puerto Rico on Form 11-K for the period ended December 18, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of Hanesbrands Inc. on Form S-8 (File No. 333-137143, effective September 6, 2006).

/s/ Grant Thornton LLP Charlotte, North Carolina
June 16, 2015